UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 27, 2007
Date of Report (Date of earliest event reported)

AZTEK VENTURES INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-52445	33-1133537
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

435 Martin Street, Suite 3080
Blaine, WA	98273
(Address of principal executive offices)	(Zip Code)

(360) 332-3170
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.01        COMPLETION OF ACQUISITIONOR DISPOSITION OF ASSETS

Effective on June 27, 2007, Aztek Ventures Inc.’s (the “Company”) wholly owned subsidiary, Tekaz Mining Corp. (“Tekaz”), purchased two prospecting permits (collectively referred to as the “Wollaston Lake Property”) located in the Hydichuk Lake Area of the Province of Saskatchewan, Canada from Yellowcake Resources Inc. (“Yellowcake”). In order to acquire the Wollaston Lake Property, Tekaz paid Yellowcake the sum of $200,000 CDN and granted to Yellowcake a net smelter return royalty (the “Royalty”). The Royalty granted to Yellowcake is equal to 3% of any net smelter returns received from the Wollaston Lake Property and will increase to 15% of net smelter returns if the price of uranium exceeds $100 CDN per pound.

The Wollaston Lake Property consists of two prospecting permits covering approximately 200,000 acres along the eastern shores of Wollaston Lake, in northeast Saskatchewan, Canada. In Saskatchewan, prospecting permits are valid for two years. During the first year, exploration expenditures of $1.25CDN per hectare (approximately $100,000 CDN or $94,000 US) will be required to maintain the permits in good standing. During the second year, exploration expenditures of $4.00 CDN per hectare (approximately $330,000 CDN or $310,000 US) will be required. At the end of either the first year or the second year, the permits may be converted into mineral claims via ground staking.

The Wollaston Lake Property is located a short distance to the east of the Athabasca Basin, along the eastern margin of the Wollaston Domain. The Athabasca Basin, and adjoining areas to the east and south, are underlain by the Wollaston Domain. This part of the Athabasca Basin and the Wollaston Domain are currently host to several high grade uranium deposits.

The Company believes that the Wollaston Lake Property has good potential for basement hosted, structurally controlled uranium deposits and intends to begin an exploration program sometime in the Summer of 2007. However, readers are cautioned that no commercially viable mineral deposits have been discovered on the Wollaston Lake Property and there are no assurances that any commercially viable mineral deposits will ever be found on the Wollaston Lake Property.

ITEM 2.03         CREATION OF A DIRECT FINANCIAL OBLIGATION.

On June 27, 2007, Aztek Ventures Inc. (the “Company”) received a loan of $220,000 CDN from Caelum Finance Ltd. (“Caelum”) pursuant to a loan agreement between the Company and Caelum dated for reference as of June 25, 2007. The loan is due on or before December 25, 2007 and incurs interest at a rate of 8% per annum, payable upon maturity.

The funds obtained from this loan were used by the Company to fund its acquisition of the Wollaston Lake Property in Saskatchewan, Canada.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT.

ITEM 5.03         AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS.

On June 20, 2007, Aztek Ventures Inc.’s (the “Company”) sole director approved a 2.5 to 1 forward split of the Company’s common stock (the “Stock Split”). The Stock Split is expected to become effective on July 6, 2007 and is being completed without shareholder approval in accordance with Article 78.207 of the Nevada Revised Statutes. On July 6, 2007, upon completion of the Stock Split, the authorized number of shares of the Company’s common stock will increase from 100,000,000 shares to 250,000,000 shares. Each share of the Company’s common stock held by its shareholders will split into two and one-half (2.5) shares of the Company’s common stock.

SECTION 7 – REGULATION FD

ITEM 7.01         REGULATION FD DISCLOSURE

On July 3, 2007, Aztek Ventures Inc.’s (the “Company”) sole director approved a private placement offering of 500,000 shares of the Company’s common stock at a price of $0.40 per share. The offering is being made pursuant to the provisions of Regulation S promulgated under the Securities Act of 1933 (the “Securities Act”) and is being made solely to not US persons as defined in Regulation S. As of the date of filing of this report, the Company has not completed the sale of any of the shares offered pursuant to this private placement and there are no assurances that the Company will be able to complete the sale of any of the shares offered.

The proceeds from this private placement are expected to be used by the Company to repay the $200,000 CDN loan obtained by the Company on June 27, 2007 for purposes of completing the acquisition of the Wollaston Lake Property located in Saskatchewan, Canada, to fund the Company’s exploration program on the Wollaston Lake Property and as general working capital.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

(c)         Exhibits

Exhibit Number	Description of Exhibit

10.1	Purchase Agreement dated June 25, 2007 between Yellowcake Resources Inc. and Tekaz Mining Corp.

10.2	Loan Agreement dated June 25, 2007 between Aztek Ventures Inc. and Caelum Finance Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZTEK VENTURES INC.

Date: July 3, 2007
	By:	/s/ Curt White
CURT WHITE
President, Treasurer and Secretary